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                                                                  Exhibit 10.169

                                SIXTH AMENDMENT

     THIS SIXTH AMENDMENT (this "Amendment") dated as of June 30, 2001, to the
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Loan Agreement referenced below, is by and among Pharmaceutical Product
Development, Inc., a North Carolina corporation (the "Borrower"), the
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Subsidiaries of the Borrower identified on the signature pages hereto (the

"Guarantors") and First Union National Bank (the "Bank").  Terms used herein but
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not otherwise defined herein shall have the meanings provided to such terms in the Loan Agreement.

                              W I T N E S S E T H

     WHEREAS, a $50 million credit facility has been established in favor of the Borrower pursuant to the terms of that Loan Agreement dated as of June 24, 1998 (as amended and modified from time to time, the "Loan Agreement") among the
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Borrower, the Guarantors and the Bank;

     WHEREAS, the Borrower has requested certain modifications to Loan Agreement; and

     WHEREAS, the Bank has agreed to the modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Amendments.
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     1.1  In Section 1.1 of the Loan Agreement, the following definitions are added or amended to read as follows:

          "Committed Amount" means the aggregate amount of the commitments of
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     the Bank hereunder, being initially $50,000,000.

          "Consolidated EBITDA" means, for any period for the Borrower and its
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     subsidiaries on a consolidated basis, the sum of (i) Consolidated Net
     Income, plus (ii) to the extent deducted in determining net income, (A)
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     Consolidated Interest Expense, (B) taxes and (C) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP.

          "Consolidated EBITDAR" means, for any period for the Borrower and its
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     subsidiaries on a consolidated basis, the sum of Consolidated EBITDA plus
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     rental and lease expense, in each case on a consolidated basis determined in accordance with GAAP

          "Consolidated Fixed Charge Coverage Ratio" means, as of the last day
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     of each fiscal quarter, the ratio of Consolidated EBITDAR for the period of four consecutive fiscal quarters ending as of such day to Consolidated
     Fixed Charges for the period of four consecutive fiscal quarters ending as of such day.

          "Consolidated Senior Funded Debt" means Consolidated Funded Debt that
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     is not Subordinated Debt.

          "Consolidated Senior Leverage Ratio" means, as of the last day of each
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     fiscal quarter, the ratio of Consolidated Senior Funded Debt on such day to
     Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.
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          "Consolidated Total Leverage Ratio" means, as of the last day of each
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     fiscal quarter, the ratio of Consolidated Funded Debt on such day to
     Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

          "Subordinated Debt" means any indebtedness of the Borrower or any of
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     its subsidiaries which by its terms is expressly subordinated in right of payment to the prior payment of the obligations of the Borrower and the Guarantors under the Credit Documents on terms and conditions and evidenced by documentation satisfactory to the Bank.

          "Termination Date" means June 29, 2002, or such later date as to which
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     the Bank may agree in its sole discretion.

     1.2 Clause (a) of Section 2.3 of the Loan Agreement is amended to read as follows:

          (a)  Loans. Loans outstanding hereunder shall bear interest at a per
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          annum rate equal to (i) for any day that the average amount of outstanding Obligations for such day exceeds an amount equal to fifty percent (50%) of the Committed Amount, the LIBOR Rate plus seven-
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          eighths of one percent (0.875%), (ii) for any day that the average amount of outstanding Obligations for such day is less than an amount equal to fifty percent (50%) of the Committed Amount, the LIBOR Rate plus five-eighths of one percent (0.625%) or (iii) the Prime Rate, as
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          the Borrower may elect; provided that after the occurrence and during
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          the continuance of an Event of Default, the principal and, to the extent permitted by law, interest on the Loan and any other amounts owing hereunder shall bear interest, payable on demand, at a rate equal to the Prime Rate plus two percent (2%). Interest will be
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          payable in arrears on each Interest Payment Date.

     1.3 Clause (a) of Section 2.6 of the Loan Agreement is amended to read as follows:

          (a)  Facility Fee.  In consideration of the commitments hereunder, the
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          Borrower agrees to pay to the Bank a facility fee (the "Facility Fee")
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          equal to fifteen basis points (0.15%) per annum on the average daily unused portion of the Committed Amount for the applicable period. The Facility Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the date hereof.

     1.4  Section 6.5 of the Loan Agreement is amended to read as follows:

          6.5  Financial Covenants.
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          (a)  Consolidated Total Leverage Ratio. As of the last day of each
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          fiscal quarter, the Consolidated Total Leverage Ratio shall be not less than 3.25:1.0.

          (b)  Consolidated Senior Leverage Ratio. As of the last day of each
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          fiscal quarter, the Consolidated Senior Leverage Ratio shall be not less than 2.0:1.0.

          (c)  Consolidated Fixed Charge Coverage Ratio. As of the last day of
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          each fiscal quarter, the Consolidated Fixed Charge Coverage Ratio shall be not less than 3.0:1.0.

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     1.5  Section 6.6 of the Loan Agreement is amended to read as follows:

          6.6  [Reserved]

     1.6  Section 6.9 of the Loan Agreement is amended to read as follows:

          6.9  Investments.  The Borrower will not, nor will it permit any of
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          its subsidiaries to, make loans or advances or otherwise make an investment in or capital contribution to (collectively, an "Investment"), any other Person, except:
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          (a)  cash and cash equivalents and other publicly traded equity and debt instruments reasonably acceptable to the Bank;

          (b) loans and advances to officers, directors, employees and shareholders not to exceed $2,000,000;

          (c) Investments in and to Digital Arts & Science in an aggregate principal amount (on a cost basis) not to exceed $1,500,000 at any time;

          (d) seller financing promissory note from current management of APBI in favor of the Borrower in an aggregate principal amount not to exceed $18,000,000 in connection with the sale of APBI to current management of APBI;

          (e) cash equity investments in and to ADoctorInYourHouse.com in an aggregate principal amount (on a cost basis) not to exceed $5,000,000 at any time;

          (f) loans and advances to NeoRx in an aggregate principal amount not to exceed $5,000,000 at any time;

          (g) capital stock of DNA Sciences, Inc. in an amount (on a cost basis) not to exceed $15,000,000;

          (h)  Investments in and to a Credit Party; and

          (i) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed (a) $20,000,000 for any single Investment (or any series of related Investments) and (b) $50,000,000 in the aggregate in any fiscal year.

     2. This Amendment shall be effective upon execution hereof by the Borrower, the Guarantor and the Bank.

     3. Except as expressly modified hereby, all of the terms and provisions of the Loan Agreement (including schedules and exhibits thereto) shall remain in full force and effect.

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     4.   The Borrower agree to pay all reasonable costs and expenses of the
Bank in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.


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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Sixth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                     PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.,
                              a North Carolina corporation

                              By: /s/ Philippe M. Maitre
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                              Name:  Philippe M. Maitre
                              Title:  Chief Financial Officer

GUARANTORS:                   PPD DEVELOPMENT, LLC,
                              a Texas limited liability company

                              By: /s/ Philippe M. Maitre
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                              Name:  Philippe M. Maitre
                              Title:  Vice President

BANK:                         FIRST UNION NATIONAL BANK

                              By: /s/ Keith S. Law
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                              Name:  Keith S. Law
                              Title:  Vice President